                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 17, 1998


                             THE PARTS SOURCE, INC.
                              d/b/a Ace Auto Parts
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          FLORIDA                         1-14308                59-3149403
--------------------------------------------------------------------------------
(State or other jurisdiction of    Commission File Number     (I.R.S. Employer
 incorporation or organization)                              Identification No.)



1751 S. Missouri Avenue, Clearwater, Florida                33756
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:        (727) 588-0377
                                                     ---------------------------



                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2: Amendment to Acquisition of Assets

On September 30, 1998, The Parts Source, Inc. (d/b/a Ace Auto Parts) ("the Company") filed a report on Form 8-K with respect to its acquisition of an auto parts distribution center operated by A.P.S., Inc., located in Ocala, Florida.

The total purchase price of the warehouse operation was approximately $5.3 million with an additional amount of $600,000 paid for inventory that was in-transit at the time of closing.


Item 7:  Amendment to File Acquisition Financial Statements

At the time of the filing, it was impracticable to provide the financial statements and pro forma financial information required to be filed relative to the acquired assets, and the Company stated in a report on Form 8-K that it intended to file the required financial statements and pro forma financial information as soon as practicable, but no later than November 16, 1998. By filing this Form 8-K/A, the Company is amending and restating Item 7 of the Form 8-K to include such required financial statements and pro forma financial information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         Ocala Distribution Center Financial Statements and Report of Independent Accountants as of January 25, 1997 and January 31, 1998 and for the fiscal years then ended.

         Ocala Distribution Center Interim Financial Statements as of July 25, 1997 and 1998 and for the six month periods then ended (unaudited).

(b)      Pro Forma Financial Information

         The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Combined Balance Sheet at June 30, 1998 (unaudited)

         The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Combined Balance Sheet at June 30, 1998 (unaudited)

         The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 1997 (unaudited)

         The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 1997 (unaudited)

         The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1998 (unaudited)

         The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 1998 (unaudited)

                             THE PARTS SOURCE, INC.
                             (d/b/a Ace Auto Parts)

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 1998
                                   (unaudited)


The unaudited pro forma condensed combined balance sheet at June 30, 1998 is based on the interim balance sheet of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Form 10-Q filed for the six months ended June 30, 1998 and the balance sheet of the Ocala Distribution Center as of July 25, 1998, and has been prepared to reflect the acquisition of the Ocala Distribution Center on September 17, 1998 using the purchase method of accounting, after giving effect to the pro forma adjustments described in Note 2, as if the acquisition had occurred on June 30, 1998. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q and the Ocala Distribution Center financial statements and notes thereto, which are included elsewhere in this filing.


                                                              7/25/98
                                                 6/30/98       Ocala
                                                The Parts    Distribution                     Pro Forma          Pro Forma
                                                 Source        Center         Sub-Total     Adjustments          Combined
          ASSETS                             -------------  -------------  -------------  -------------       -------------
CURRENT ASSETS
  Cash                                       $     59,549   $      2,412   $     61,961   $     (2,412) (c)   $     59,549
  Accounts and notes receivable                 5,363,404      6,176,111     11,539,515     (6,176,111) (c)      5,363,404
  Inventories                                  16,159,075      6,743,553     22,902,628       (580,393) (b)     22,322,235
  Prepaid expenses and other assets               662,620        641,001      1,303,621       (641,001) (c)        662,620
                                             -------------  -------------  -------------  -------------       -------------
    Total current assets                       22,244,648     13,563,077     35,807,725     (7,399,917)         28,407,808

Property and equipment, net                     3,511,739        773,038      4,284,777       (773,038) (b)      3,511,739

Excess of cost over net assets
 acquired                                       1,225,347              -      1,225,347              -           1,225,347
Notes receivable                                        -      6,550,468      6,550,468     (6,550,468) (c)              -
Other assets                                      230,119      1,424,334      1,654,453     (1,424,334) (c)        230,119
                                             -------------  -------------  -------------  -------------       -------------

    Total assets                             $ 27,211,853   $ 22,310,917   $ 49,522,770   $(16,147,757)       $ 33,375,013
                                             =============  =============  =============  =============       =============

          LIABILITIES & EQUITY

CURRENT LIABILITIES
  Current installments of long-term
   liabilities                               $     68,667   $          -   $     68,667   $          -        $     68,667
  Accounts payable                              5,574,932        160,593      5,735,525       (160,593) (c)      5,574,932
  Accrued liabilities                             671,587        561,553      1,233,140       (561,553) (c)        907,238
                                                                                               174,000  (a)
                                                                                                61,651  (b)
                                             -------------  -------------  -------------  -------------       -------------
    Total current liabilities                   6,315,186        722,146      7,037,332       (486,495)          6,550,837

Long-term debt, less current portion           10,982,088              -     10,982,088      5,927,509  (a)     16,909,597
Deferred income taxes                             248,600              -        248,600              -             248,600
Liabilities subject to settlement                       -      5,230,888      5,230,888     (5,230,888) (c)              -

    Stockholders' equity                        9,665,979     16,357,883     26,023,862    (16,357,883) (c)      9,665,979
                                             -------------  -------------  -------------  -------------       -------------
    Total liabilities and stockholders'
     equity                                  $ 27,211,853   $ 22,310,917   $ 49,522,770   $(16,147,757)       $ 33,375,013
                                             =============  =============  =============  =============       =============

                             THE PARTS SOURCE, INC.
                             (d/b/a Ace Auto Parts)

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 1998
                                   (unaudited)


NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1 - ACQUISITION OF ASSETS

On September 17, 1998, The Parts Source, Inc. (d/b/a Ace Auto Parts) ("the Company") acquired certain assets (consisting of inventories and fixed assets) of an auto parts distribution center (hereafter referred to as the Ocala Distribution Center) operated by A.P.S., Inc., located in Ocala, Florida. The Ocala Distribution Center was a separate business unit of APS Holding Corporation. APS Holding Corporation and its direct and indirect subsidiaries filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court on February 2, 1998 and have been operating as a debtor-in-possession.

The total purchase price of the warehouse operation was approximately $5.3 million with an additional amount of $600,000 paid for inventory that was in-transit at the time of closing. The purchase price was funded primarily through the Company's line of credit. The Company intends to continue the operations of this automotive distribution center for its auto parts business and for other auto parts suppliers in the State of Florida. In a separate transaction, specific accounts and notes receivable of approximately $1,017,000 recorded on the books of the Ocala Distribution Center were sold for approximately $610,000 to an affiliated entity owned by the principal shareholders of the Company.


NOTE 2 - PRO FORMA ADJUSTMENTS

Pro forma Condensed Combined Balance Sheet adjustments related to the acquisition are as follows:

(a)      A summary of the purchase price for the acquisition described in
         Note 1 is as follows:

           Cash                                                      $  613,018
           Proceeds from line of credit                               5,314,491
           Direct acquisition costs                                     174,000
                                                                     -----------
                                                                     $6,101,509
                                                                     ===========

(b) The total purchase price of the acquisition was allocated in accordance with the provisions of APB Opinion No. 16, Business Combinations and, accordingly, was based on the fair value of the net tangible assets acquired. In this transaction, the sum of the fair values assigned to the identifiable assets acquired less liabilities assumed, exceeded the purchase price. Such excess was allocated to non-current assets.

           Net tangible assets (liabilities)
             Inventories                                             $6,163,160
             Property and equipment, net                                773,038
             Less: Excess of fair value over purchase price            (773,038)
             Accrued liabilities                                        (61,651)
                                                                     -----------
                                                                     $6,101,509
                                                                     ===========

         The total purchase price was allocated for income tax purposes pursuant to Internal Revenue Code Section 1060. Therefore, the purchase price was allocated differently to the net assets acquired for financial and tax reporting purposes. At the acquisition date, there was not a difference in basis of the net assets acquired for book and tax purposes. Accordingly, no deferred income taxes have been recorded.

(c) These assets and liabilities of the Ocala Distribution Center were not acquired or assumed by the Company.

                             THE PARTS SOURCE, INC.
                             (d/b/a Ace Auto Parts)

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      For the year ended December 31, 1997
                                   (unaudited)


The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 1997 is based on the statement of operations of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Company's Form 10-KSB for the year ended December 31, 1997 and the audited statement of earnings of the Ocala Distribution Center for the year ended January 31, 1998, after giving effect to the pro forma adjustments described in Note 1 as if the acquisition had occurred on January 1, 1997. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-KSB and the Ocala Distribution Center financial statements and notes thereto, which are included elsewhere in this filing.


                                                               1/31/98
                                                 12/31/97       Ocala
                                                The Parts    Distribution                    Pro Forma          Pro Forma
                                                 Source        Center         Sub-Total     Adjustments          Combined
                                             -------------  -------------  -------------  -------------       -------------
Net sales                                    $ 40,052,866   $ 35,508,501   $ 75,561,367   $(18,523,948) (a)   $ 57,037,419

Cost of goods sold                             25,935,829     29,216,483     55,152,312    (18,523,948) (a)     36,628,364
                                             -------------  -------------  -------------  -------------       ------------
  Gross profit                                 14,117,037      6,292,018     20,409,055              -          20,409,055

Operating, selling, general and
 administrative expenses                       13,919,615      6,367,401     20,287,016       (113,599) (b)     19,131,336
                                                                                               (43,077) (c)
                                                                                               174,600  (d)
                                                                                               486,400  (e)
                                                                                            (1,660,004) (f)
                                             -------------  -------------  -------------  -------------       -------------
Earnings (loss) from operations                   197,422        (75,383)       122,039      1,155,680           1,277,719

Other income (expense)                           (623,112)       500,523       (122,589)      (645,204) (g)     (1,036,950)
                                                                                              (411,342) (h)
                                                                                               142,185  (i)
                                             -------------  -------------  -------------  -------------       -------------
Net earnings (loss) before income
 taxes                                           (425,690)       425,140           (550)       241,319             240,769

Provision (benefit) for income taxes             (166,300)       160,197         (6,103)        96,703  (j)         90,600
                                             -------------  -------------  -------------  -------------       -------------

Net earnings (loss)                          $   (259,390)  $    264,943   $      5,553   $    144,616        $    150,169
                                             =============  =============  =============  =============       =============
Net earnings (loss) per common
 share, basic                                $       (.08)                                                    $        .04
                                             =============                                                    =============
Net earnings (loss) per common
 share, diluted                              $       (.08)                                                    $        .04
                                             =============                                                    =============
Weighted average common shares
 outstanding: - basic                           3,412,273                                                        3,412,273
                                             =============                                                    =============

              - diluted                         3,412,273                                                        3,471,010
                                             =============                                                    =============


                             THE PARTS SOURCE, INC.
                             (d/b/a Ace Auto Parts)

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      For the year ended December 31, 1997
                                   (unaudited)


NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

NOTE 1 - PRO FORMA ADJUSTMENTS

Pro forma Condensed Combined Statement of Earnings adjustments related to the acquisition are as follows:

(a) Represents elimination of sales between the Company and the Ocala Distribution Center.

(b) Represents reversal of the Ocala Distribution Center's depreciation expense related to fixed assets that were purchased by the Company and have been reduced to zero due to the allocation of the excess of fair value of the net assets over the purchase price.

(c) Represents reversal of the Ocala Distribution Center's amortization expense related to its intangible assets not acquired by the Company.

(d) Represents a monthly fee of $27,000 to be paid by the Company for access to APS, Inc.'s computerized inventory system and certain related inventory maintenance support. The Company believes they will need access to the system for six and a half months before the warehouse operation is integrated on to the Company's computerized inventory system.

(e) Represents costs that will be incurred by the Company related to additional accounting and data processing personnel and related expenses.

(f) Represents reversal of allocated overhead costs from the Ocala Distribution Center's Regional and Corporate Headquarters. Such allocated overhead costs consist primarily of costs related to financial, marketing, management information, risk management, legal and human resource services. Such costs were allocated based upon the location sales as a percentage of total consolidated sales. Such allocation was general in nature and was not indicative of the actual costs that would have been incurred if the Ocala Distribution Center operated as a separate entity. The Company does not anticipate adding personnel to handle these functions, except for those mentioned in (e) above.

(g) Represents elimination of interest charges (income) on customer financed accounts. The Company does not intend to enter into financing agreements with its customers.

(h) Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

(i) Represents elimination of corporate inter-company carrying charges (expense) on inventory and accounts receivable balances.

(j) Represents the income tax effect of the pro forma adjustments as set forth above at the statutory rate.

                             THE PARTS SOURCE, INC.
                             (d/b/a Ace Auto Parts)

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the six months ended June 30, 1998
                                   (unaudited)


The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1998 is based on the statement of operations of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Company's Form 10-Q for the six months ended June 30, 1998 and the internally prepared statement of operations of the Ocala Distribution Center for the six months ended July 25, 1998, after giving effect to the pro forma adjustments described in Note 1 as if the acquisition had occurred on January 1, 1998. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q and the Ocala Distribution Center financial statements and notes thereto, which are included elsewhere in this filing.


                                                              7/25/98
                                                 6/30/98       Ocala
                                                The Parts    Distribution                     Pro Forma          Pro Forma
                                                 Source        Center         Sub-Total     Adjustments          Combined
                                             -------------  -------------  -------------  -------------       -------------
Net sales                                    $ 22,089,386   $ 13,798,462   $ 35,887,848   $ (7,843,068) (a)   $ 28,044,780

Cost of goods sold                             13,647,931     11,607,382     25,255,313     (7,843,068) (a)     17,412,245
                                             -------------  -------------  -------------  -------------       ------------
  Gross profit                                  8,441,455      2,191,080     10,632,535              -          10,632,535

Operating, selling, general and
 administrative expenses                        8,065,651      2,671,207     10,736,858        (54,233) (b)     10,446,728
                                                                                               (21,538) (c)
                                                                                               162,000  (d)
                                                                                               243,200  (e)
                                                                                              (619,559) (f)
                                             -------------  -------------  -------------  -------------       -------------
Earnings (loss) from operations                   375,804       (480,127)      (104,323)       290,130             185,807

Other income (expense)                           (412,426)       273,742       (138,684)      (270,912) (g)       (617,537)
                                                                                              (207,941) (h)
                                                                                                     -  (i)
                                             -------------  -------------  -------------  -------------       -------------
Net earnings (loss) before income
 taxes                                            (36,622)      (206,385)      (243,007)      (188,723)           (431,730)

Provision (benefit) for income taxes              (11,700)       (77,855)       (89,555)       (72,945) (j)       (162,500)
                                             -------------  -------------  -------------  -------------       -------------

Net earnings (loss)                          $    (24,922)   $  (128,530)  $   (153,452)  $   (115,778)       $   (269,230)
                                             =============   ============  =============  =============       =============
Net earnings (loss) per common
 share, basic                                $       (.01)                                                    $       (.08)
                                             =============                                                    =============
Net earnings (loss) per common
 share, diluted                              $       (.01)                                                    $       (.08)
                                             =============                                                    =============
Weighted average common shares
 outstanding: - basic                           3,412,273                                                        3,412,273
                                             =============                                                    =============

              - diluted                         3,412,273                                                        3,412,273
                                             =============                                                    =============


                             THE PARTS SOURCE, INC.
                             (d/b/a Ace Auto Parts)

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     For the six months ended June 30, 1998
                                   (unaudited)


NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NOTE 1 - PRO FORMA ADJUSTMENTS

Pro forma Condensed Combined Statement of Operations adjustments related to the acquisition are as follows:

(a) Represents elimination of sales between the Company and the Ocala Distribution Center.

(b) Represents reversal of the Ocala Distribution Center's depreciation expense related to fixed assets that were purchased by the Company and have been reduced to zero due to the allocation of the excess of fair value of the net assets over the purchase price.

(c) Represents reversal of the Ocala Distribution Center's amortization expense related to its intangible assets not acquired by the Company.

(d) Represents a monthly fee of $27,000 to be paid by the Company for access to APS, Inc.'s computerized inventory system and certain related inventory maintenance support. The Company believes they will need access to the system for six and a half months before the warehouse operation is integrated on to the Company's computerized inventory system.

(e) Represents costs that will be incurred by the Company related to additional accounting and data processing personnel and related expenses.

(f) Represents reversal of allocated overhead costs from the Ocala Distribution Center's Regional and Corporate Headquarters. Such allocated overhead costs consist primarily of costs related to financial, marketing, management information, risk management, legal and human resource services. Such costs were allocated based upon the location sales as a percentage of total consolidated sales. Such allocation was general in nature and was not indicative of the actual costs that would have been incurred if the Ocala Distribution Center operated as a separate entity. The Company does not anticipate adding personnel to handle these functions, except for those mentioned in (e) above.

(g) Represents elimination of interest charges (income) on customer financed accounts. The Company does not intend to enter into financing agreements with its customers.

(h) Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

(i) Represents elimination of corporate inter-company carrying charges (expense) on inventory and accounts receivable balances. There were no such charges during the six months ended July 25, 1998.

(j) Represents the income tax effect of the pro forma adjustments as set forth above at the statutory rate.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  The Parts Source, Inc.
   November 13, 1998                                d/b/a Ace Auto Parts
----------------------------------        -------------------------------------
              Date                                    (Registrant)



                                             /s/ Robert B. Morgan
                                          --------------------------------------
                                                     Robert B. Morgan
                                          Chief Financial and Accounting Officer

                            OCALA DISTRIBUTION CENTER

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants..................................         F-2

Balance Sheets at January 25, 1997, January 31, 1998,
and July 25, 1997 and 1998 (unaudited).............................         F-3

Statements of Operations for the years ended January 25, 1997 and
January 31, 1998 and for the six months ended July 25, 1997 and
1998 (unaudited)...................................................         F-4

Statements of Changes in Owner's Investment for the years ended
January 25, 1997 and January 31,1998 and for the six months ended
July 25, 1998 (unaudited)..........................................         F-5

Statements of Cash Flows for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997
and 1998 (unaudited)...............................................         F-6

Notes to Financial Statements......................................         F-7

                           OCALA DISTRIBUTION CENTER
                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
APS Holding Corporation

In our opinion, the accompanying balance sheets and the related statements of operations, changes in owner's investment and cash flows present fairly, in all material respects, the financial position of the Ocala Distribution Center (a business unit of APS Holding Corporation) as of January 25, 1997 and January 31, 1998, and the results of its operations and its cash flows for the fiscal years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of APS Holding Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As further discussed in Note 1, the financial statements have been prepared presenting the Ocala Distribution Center as a separate unit of APS Holding Corporation.

/s/ PricewaterhouseCoopers L.L.P.
Dallas, Texas
October 30, 1998


                           OCALA DISTRIBUTION CENTER

                                 BALANCE SHEETS


                         ASSETS                               JANUARY 25, 1997  JANUARY 31, 1998     JULY 25, 1997     JULY 25, 1998
                                                              ----------------  ----------------      -------------    -------------
                                                                                                        (UNAUDITED)      (UNAUDITED)
Current assets:
  Cash .....................................................      $     1,000       $       912       $     1,000       $     2,412
  Accounts receivable, less allowance for doubtful
  accounts of $228,111, $414,292, $110,128 and $463,051.....        6,594,095         4,628,912         6,795,233         5,974,538
  Notes receivable, current portion ........................          313,913           213,805           222,185           201,573
  Inventories ..............................................        5,572,054         6,233,719         5,361,474         6,743,553
  Prepaid expenses and other current assets ................          310,650           547,736           422,697           641,001
                                                                  ------------      ------------      ------------      ------------

     Total current assets ..................................       12,791,712        11,625,084        12,802,589        13,563,077

Property and equipment, net ................................          395,593           827,271           790,656           773,038
Notes receivable ...........................................        8,332,287         6,826,385         6,961,484         6,550,468
Intangible assets, less accumulated amortization of
$286,391, $329,468, $307,930 and $351,006 ..................          915,575           872,498           894,035           850,960
Deferred tax asset .........................................           43,843           115,280            18,078           123,782
Other assets ...............................................          863,073           749,612           823,840           449,592
                                                                  ------------      ------------      ------------      ------------
                                                                  $23,342,083       $21,016,130       $22,290,682       $22,310,917
                                                                  ============      ============      ============      ============
           LIABILITIES AND OWNER'S INVESTMENT

Current liabilities:
  Accounts payable .........................................      $ 5,494,046       $ 5,468,097       $ 5,271,857       $   160,593
  Accrued liabilities ......................................          445,993           549,153           464,619           561,553
                                                                  ------------      ------------      ------------      ------------

     Total current liabilities .............................        5,940,039         6,017,250         5,736,476           722,146

Liabilities subject to settlement ..........................                -                 -                 -         5,230,888
Commitments and contingencies (Note 2) .....................                -                 -                 -                 -

Owner's investment .........................................       17,402,044        14,998,880        16,554,206        16,357,883
                                                                  ------------      ------------      ------------      ------------

                                                                  $23,342,083       $21,016,130       $22,290,682       $22,310,917
                                                                  ============      ============      ============      ============


    The accompanying notes are an integral part of the financial statements.


                           OCALA DISTRIBUTION CENTER

                            STATEMENTS OF OPERATIONS

                                                                         YEARS ENDED                       SIX MONTHS ENDED
                                                             ----------------------------------------------------------------------

                                                             JANUARY 25, 1997   JANUARY 31, 1998     JULY 25, 1997     JULY 25, 1998
                                                             ----------------   ----------------     -------------     -------------
                                                                                                       (UNAUDITED)       (UNAUDITED)
Net sales ............................................            $32,432,901       $35,508,501       $18,817,082       $13,798,462

Cost of goods sold ...................................             26,187,420        29,216,483        15,327,392        11,607,382
                                                                  ------------      ------------      ------------      ------------

  Gross profit .......................................              6,245,481         6,292,018         3,489,690         2,191,080

Selling, general and administrative expenses .........              5,335,932         6,367,401         2,882,483         2,671,207
                                                                  ------------      ------------      ------------      ------------

  Operating income (loss) ............................                909,549           (75,383)          607,207          (480,127)

Other income .........................................                771,426           500,523           255,567           273,742
                                                                  ------------      ------------      ------------      ------------

  Income (loss) before income taxes ..................              1,680,975           425,140           862,774          (206,385)

Provision (benefit) for income taxes .................                578,747           160,197           279,155           (77,855)
                                                                  ------------      ------------      ------------      ------------

  Net income (loss) ..................................            $ 1,102,228       $   264,943       $   583,619       $  (128,530)
                                                                  ============      ============      ============      ============


    The accompanying notes are an integral part of the financial statements.


                           OCALA DISTRIBUTION CENTER

                   STATEMENTS OF CHANGES IN OWNER'S INVESTMENT


Balance at January 27, 1996 .........................................           $ 26,587,169

Net income for the year ended January 25, 1997 ......................              1,102,228

Net transfers to parent company .....................................            (10,287,353)
                                                                                -------------

Balance at January 25, 1997 .........................................             17,402,044

Net income for the year ended January 31, 1998 ......................                264,943

Net transfers to parent company .....................................             (2,668,107)
                                                                                -------------

Balance at January 31, 1998 .........................................             14,998,880

Net loss for the six months ended July 25, 1998 (unaudited) .........               (128,530)

Net transfers from parent company (unaudited) .......................              1,487,533
                                                                                -------------

Balance at July 25, 1998 (unaudited) ................................           $ 16,357,883
                                                                                =============


    The accompanying notes are an integral part of the financial statements.


                           OCALA DISTRIBUTION CENTER

                            STATEMENTS OF CASH FLOWS

                                                                          YEARS ENDED                     SIX MONTHS ENDED
                                                             -----------------------------------------------------------------------
                                                             JANUARY  25, 1997   JANUARY 31, 1998     JULY 25, 1997    JULY 25, 1998
                                                             -----------------   ----------------     -------------    -------------
                                                                                                        (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
  Net income (loss) ............................................  $  1,102,228      $    264,943      $    583,619     $   (128,530)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities:
    Depreciation and amortization ..............................       114,581           156,676            79,467           75,771
    Bad debt expense ...........................................        63,545           236,605          (145,514)         110,373
    Change in operating assets and liabilities:
      Accounts receivable ......................................     4,352,642         1,728,578           (55,624)      (1,455,999)
      Inventories ..............................................      (467,195)         (661,665)          210,580         (509,834)
      Prepaid expenses and other current .......................       115,362          (237,086)         (112,047)         (93,265)
      assets
      Deferred tax asset .......................................         6,170           (71,437)           25,765           (8,502)
      Accounts payable .........................................     2,081,888           (25,949)         (222,189)      (5,307,504)
      Accrued liabilities ......................................        (4,791)          103,160            18,626           12,400
      Liabilities subject to compromise ........................             -                 -                 -        5,230,888
      Other assets and liabilities .............................      (414,111)          113,461            39,233          300,020
                                                                  -------------     -------------     -------------    -------------
     Net cash provided by (used in) operating activities .......     6,950,319         1,607,286           421,916       (1,774,182)
                                                                  -------------     -------------     -------------    -------------

Cash flows from investing activities:
  Purchase of property and equipment ...........................      (144,690)         (451,821)         (359,534)               -
  Investment in notes receivable ...............................    (2,355,365)         (261,289)         (172,050)               -
  Repayment of notes receivable ................................     5,837,089         1,867,299         1,634,581          288,149
                                                                  -------------     -------------     -------------    -------------
     Net cash provided by investing activities .................     3,337,034         1,154,189         1,102,997          288,149
                                                                  -------------     -------------     -------------    -------------

Cash flows from financing activities:
  Net transfers (to) from parent company .......................   (10,287,353)       (2,761,563)       (1,524,913)       1,487,533
                                                                  -------------     -------------     -------------    -------------
     Net cash provided by (used in) financing activities .......   (10,287,353)       (2,761,563)       (1,524,913)       1,487,533
                                                                  -------------     -------------     -------------    -------------

Net increase (decrease) in cash ................................             -               (88)                -            1,500
Cash at beginning of period ....................................         1,000             1,000             1,000              912
                                                                  -------------     -------------     -------------    -------------
Cash at end of period ..........................................  $      1,000      $        912      $      1,000     $      2,412
                                                                  =============     =============     =============    =============

Supplemental Noncash Investing Activities
   Capital asset additions financed through
    owner's investment (net of accumulated
    depreciation of $54,514) ...................................  $          -      $     93,456      $     93,456     $          -
                                                                  =============     =============     =============    =============


    The accompanying notes are an integral part of the financial statements.

                           OCALA DISTRIBUTION CENTER

                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     On February 2, 1998, APS Holding Corporation ("APS Holding") and its direct and indirect subsidiaries (collectively referred to as "the Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code ("Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court"). Since February 2, 1998, the Company has been operating as a debtor in possession ("DIP").

     ORGANIZATION - The Ocala Distribution Center ("Ocala") is a separate business unit of the Company and is composed of one Distribution Center which sells automotive replacement parts and accessories to associate jobber stores located in the Florida area. Ocala is not a legal entity. Ocala's accounts receivable, inventory and fixed assets serve as collateral for the obligations of the Company.

     ALLOCATIONS - Included in the accompanying financial statements are allocations of Company corporate overhead to Ocala. Such allocated overhead costs consist primarily of costs related to financial, marketing, management information, risk management, legal, and human resource services. Such costs were allocated based upon Ocala's sales as a percentage of total sales for the respective periods. Although management believes such method of allocation is reasonable, they are not able to determine whether the allocations of corporate overhead costs are indicative of actual expenses that would have been incurred by Ocala had they operated as an unaffiliated entity. The amounts of such overhead costs charged were $1,328,820, $1,660,004, $848,666 and $619,559 for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998, respectively.

     Net transfers (to) from the Company are reflected as a component of owner's investment. No interest is charged on such transfers.

     FISCAL YEAR - Ocala's fiscal year ends on the last Saturday in January.

     INTERIM FINANCIAL STATEMENTS - The balance sheets at July 25, 1997 and 1998 and the related statements of operations, changes in owner's investment, and cash flows for the six months ended July 25, 1997 and 1998 are unaudited. In the opinion of management, such financial statements include all normal recurring adjustments considered necessary for the fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

     CUSTOMER NOTES RECEIVABLE - The adequacy of the allowance for losses on customer notes receivable is periodically evaluated in order to maintain the allowance at a level that is sufficient to absorb probable credit losses. Management's evaluation of the adequacy of the allowance includes a review of each note's credit history, the estimated value of collateral and other circumstances that may affect the customer's ability to repay principal and interest. A customer's note receivable is considered impaired when it is probable that Ocala will be unable to collect all amounts due according to the scheduled payments and other contractual terms of the note. Impairment losses are included in the provision for bad debts.

     Interest payments on impaired customer notes receivable are typically applied to principal unless collectibility of the principal amount is fully assured, in which case interest income is recognized on the cash basis.

     Customer notes receivable are generally classified as nonaccrual if they are past due for 90 days or more, unless such notes are well-collateralized and/or in the process of collection. Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time, and there is a sustained portion of repayment performance for a minimum of three months.

                           OCALA DISTRIBUTION CENTER

                          NOTES TO FINANCIAL STATEMENTS

     INVENTORIES - Inventories consist primarily of replacement automobile parts and accessories and are stated at the lower of cost (FIFO) or market. Ocala's cost of inventory is not necessarily indicative of the cost that would have been incurred by Ocala had it operated as an independent entity.

     VENDOR INCENTIVES - Ocala receives from certain of its suppliers discounts and allowances designated for advertising, promotional and discounting activities as well as one-time changeover incentives for changing suppliers on certain product categories. Such discounts and allowances are recorded to cost of goods sold when earned. Product changeover incentives are recorded to selling, general, and administrative expenses to offset direct and indirect costs incurred to carry out the product changeover.

     PROPERTY AND EQUIPMENT - Property and equipment of Ocala are stated at cost. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of the applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and any gain or loss thereon is reflected in the current statements of operations.

     Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets as set forth below. Depreciation expense for property and equipment totaled $71,504, $113,599, $57,927 and $54,233 for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998, respectively.


             CLASSIFICATION                JANUARY 25, 1997    JANUARY 31, 1998    JULY 25, 1997    JULY 25, 1998    ESTIMATED LIVES
             --------------                -----------------   -----------------   -------------    --------------   ---------------
                                                                                     (UNAUDITED)       (UNAUDITED)

Warehouse and shop equipment .............      $   152,701         $   752,492      $   660,205      $   752,492    3-15 years
Furniture, fixtures and other equipment ..          329,619             329,619          329,619          329,619    10 years
Leasehold improvements ...................          249,280             249,280          249,280          249,280    the lesser of
                                                ------------        ------------     ------------     ------------   useful life or
                                                    731,600           1,331,391        1,239,104        1,331,391    lease term

Accumulated depreciation and
amortization .............................         (336,007)           (504,120)        (448,448)        (558,353)
                                                ------------        ------------     ------------     ------------
                                                $   395,593         $   827,271      $   790,656      $   773,038
                                                ============        ============     ============     ============

     INTANGIBLE ASSETS - Intangible assets consist of the associate jobber network and the excess of the purchase price over the fair value of net assets acquired. Intangible assets are amortized on a straight-line basis over the estimated life ranging from 5 to 30 years. Amortization expense for intangible assets totaled $43,077, $43,077, $21,540 and $21,538 for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998, respectively.

     In the fourth quarter of Fiscal Year 1996, Ocala adopted Statement of Financial Accounting Standards No. 121, entitled "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" (SFAS No. 121"), which requires evaluation of impairment based on undiscounted future cash flows. If such cash flows are not expected to recover the unamortized cost , the intangible assets are written down to fair value.

                           OCALA DISTRIBUTION CENTER

                          NOTES TO FINANCIAL STATEMENTS

     INCOME TAXES - Ocala utilizes the liability method of accounting for income taxes. Deferred income taxes are recognized for the tax consequences in future years of differences in the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred income tax assets to an amount that is more likely than not expected to be realized.

     Ocala is included in the consolidated federal and state income tax returns of the Company. Current and deferred taxes are calculated by Ocala as if it were a separate taxpayer. The current taxes payable or receivable are reflected as a component of owner's investment.

     REVENUE RECOGNITION - Ocala records sales when its products are shipped. A reserve is maintained for anticipated returns and allowances, based primarily on historical experience and current estimates.

     MANAGEMENT'S ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     NEW ACCOUNTING STANDARDS - Ocala will adopt SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION," no later than the fourth quarter of Fiscal Year 1999. SFAS No. 131 establishes standards for the manner in which public business enterprises report selected information about operating segments.

     Ocala will adopt the disclosure requirements of SFAS No. 132, "EMPLOYER'S DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS", in the fourth quarter of Fiscal Year 1999. SFAS No. 132 revises disclosure requirements for pension and postretirement benefit plans so as to standardize certain disclosures and eliminate certain other disclosures no longer deemed useful. SFAS No. 132 does not change the measurement or recognition criteria for such plans.

     Ocala will adopt SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," no later than the first quarter of Fiscal Year 2001. SFAS No. 133 establishes accounting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, all derivatives will be recognized as either assets or liabilities and measured at fair value. The Company is currently studying this newly-issued accounting rule, and the impact of adopting SFAS No. 133, if any, has not yet been determined.

2.   COMMITMENTS AND CONTINGENCIES:

LITIGATION

     Legal actions incident to the ordinary course of business are pending against the Company. In the opinion of management, the eventual disposition of these matters will have no material adverse effect on the financial position, results of operation, or cash flows of Ocala.

                            OCALA DISTRIBUTION CENTER

                          NOTES TO FINANCIAL STATEMENTS

LEASES

     The Ocala Distribution Center and certain equipment are leased under non-cancelable operating lease agreements which expire at various dates through 2005. The leases generally provide for the payment of taxes, insurance and maintenance expenses related to the leased assets. The warehouse lease provides for renewal options of 5 to 10 years. Rental expense for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998 was $295,017, $295,017, $147,508 and $147,508, respectively. Future minimum operating lease payments as of January 31, 1998 are as follows:

         FISCAL YEAR

         1999........................         $  300,000
         2000........................            300,000
         2001........................            300,000
         2002........................            300,000
         2003........................            300,000
         Thereafter..................            875,000
                                              -----------
         Total minimum obligations...         $2,375,000
                                              ===========

CONCENTRATION OF CREDIT RISK

     For the year ended January 25, 1997, two customers accounted for more than 13% and 44%, respectively, of Ocala's total sales. For the year ended January 31, 1998, two customers accounted for more than 11% and 52%, respectively, of Ocala's total sales. For the six months ended July 25, 1997, two customers accounted for more than 11% and 53%, respectively, of Ocala's total sales. For the six months ended July 25, 1998, one customer accounted for more than 56% of Ocala's total sales.

     For the year ended January 25, 1997, two customers accounted for more than 40% and 18%, respectively, of Ocala's total accounts receivable. For the year ended January 31, 1998, two customers accounted for more than 48% and 10%, respectively, of Ocala's total accounts receivable. For the six months ended July 25, 1997, three customers accounted for more than 42%, 11% and 28%, respectively, of Ocala's total accounts receivable. For the six months ended July 25, 1998, two customers accounted for more than 47% and 20%, respectively, of Ocala's total accounts receivable.

3.   EMPLOYEE BENEFIT PLANS:

     Certain employees of Ocala are eligible to participate in the APS, Inc. Partnership Plan ("the Partnership Plan"), a defined contribution savings plan. An employee becomes eligible to participate in and contribute to the plan after one year of service and the attainment of age twenty-one. Employees may contribute 2% to 15% of their annual compensation, which is matched 50% by the Company up to 6% of the employees' contribution. Employees become fully vested in the Company's contribution to the plan after five years of service. Contribution expense related to the Partnership Plan totaled $9,942, $8,502, $4,380 and $3,669 during the years ended January 25, 1997 and January 31, 1998 and during the six months ending July 25, 1997 and 1998, respectively.

     Certain employees of Ocala participate in the A.P.S., Inc. Employees' Retirement Plan (the "APS Plan"). This defined benefit pension plan covers substantially all full-time employees who have completed one year of service and reached the age of twenty-one. Generally, benefits are based on years of service and the employees' average final compensation integrated with Social Security benefits as defined in the APS Plan's agreements. The Company's funding policy is to contribute to the APS Plan such amount that is actuarially required to fund the benefits of the APS Plan. In September 1992, A.P.S., Inc.'s Board of Directors authorized a freeze of pension benefits offered under the APS Plan and participants in the APS Plan became fully vested. Ocala's share of expense related to the APS Plan is included in the overhead allocation from the Company. In connection with the disposal of Ocala (see note 6), the purchaser assumes no assets or liabilities related to the APS Plan.

                           OCALA DISTRIBUTION CENTER

                          NOTES TO FINANCIAL STATEMENTS


4.   INCOME TAXES:

The provision for income taxes for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998, is composed of the following:


                                                               JANUARY 25, 1997   JANUARY 31, 1998    JULY 25, 1997    JULY 25, 1998
                                                               ----------------   ----------------    -------------    -------------
                                                                                                       (UNAUDITED)      (UNAUDITED)
Current federal income tax provision (benefit)                    $    572,577      $    231,634      $    253,390     $    (69,353)
Deferred federal income tax provision
(benefit) ....................................                           6,170           (71,437)           25,765           (8,502)
                                                                  -------------     -------------     -------------    -------------

Total income tax provision (benefit) .........                    $    578,747      $    160,197      $    279,155     $    (77,855)
                                                                  =============     =============     =============    =============

A reconciliation of the income tax expense (benefit) and the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998 is as follows:


                                                               JANUARY 25, 1997   JANUARY 31, 1998    JULY 25, 1997    JULY 25, 1998
                                                               ----------------   ----------------    -------------    -------------
                                                                                                       (UNAUDITED)      (UNAUDITED)
Statutory tax rate....................................                   34.00%            34.00%           34.00%         (34.00)%
Other...................................................                  0.43%             3.68%          (1.64)%          (3.72)%
                                                                  -------------     -------------     -------------    -------------

                                                                         34.43%            37.68%           32.36%         (37.72)%
                                                                  =============      ============     =============    =============


The tax effects of the temporary differences giving rise to Ocala's net deferred tax assets at January 25, 1997, January 31, 1998 and July 25, 1997 and 1998 are as follows:


                                                               JANUARY 25, 1997   JANUARY 31, 1998    JULY 25, 1997    JULY 25, 1998
                                                               ----------------   ----------------    -------------    -------------
                                                                                                       (UNAUDITED)      (UNAUDITED)
Deferred tax assets:

  Inventory reserves and capitalization..........                 $      2,047      $     13,206      $      4,323     $     16,463
  Allowance for doubtful accounts...............                        64,600           136,130            23,263          146,419
  Intangible assets....................................                 22,798            26,964            24,885           29,043
                                                                  -------------     -------------     -------------    -------------

                                                                        89,445           176,300            52,471          191,925
                                                                  -------------     -------------     -------------    -------------
Deferred tax liabilities:

  Property and equipment...........................                     45,602            61,020            34,393           68,143
                                                                  -------------     -------------     -------------    -------------
Net deferred tax asset.................................           $     43,843      $    115,280      $     18,078     $    123,782
                                                                  =============     =============     =============    =============


                           OCALA DISTRIBUTION CENTER

                         NOTES TO FINANCIAL STATEMENTS


5.   RELATED PARTY TRANSACTIONS:

     Included in Net sales and Cost of goods sold for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 are intercompany sales and returns between Ocala and stores owned by the Company. Intercompany sales and returns for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 are $439,149, $20,585 and $16,992, respectively. Intercompany Cost of goods sold for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 are $396,802, $12,589 and $9,298 respectively.

     Not included in Net sales and Cost of goods sold for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998 are transfers to (from) other company units in the amount of $1,108,057, $219,253, $5,265 and $(80,813), respectively. These transfers did not result in gross profit for Ocala.

6.   SUBSEQUENT EVENTS:

     On September 17, 1998, the Company sold Ocala to The Parts Source, Inc. ("Parts Source"). These audited financial statements were prepared for the sole purpose of enabling Parts Source to comply with their financial reporting requirements. The assets sold to Parts Source include certain inventory and fixed assets. In addition, specific accounts receivable and notes receivable were sold to an affiliated entity of Parts Source. Accounts and notes receivable relating to a specific customer at January 25, 1997, January 31, 1998 and July 25, 1997 and 1998, in the amounts of $6,587,331, $6,475,658, $6,181,720 and
$6,648,799, respectively, were not included in the sale to Parts Source. The interest income relating to those accounts and notes receivable for the years ended January 25, 1997 and January 31, 1998 and for the six months ended July 25, 1997 and 1998 amounted to $497,396, $495,474, $243,225 and $250,120, respectively. Proceeds received from the sale were less than the book value of the assets sold and a loss was recorded by the Company of $2,960,036. Additionally, as a result of the Ocala sale and the Company's continued operations as a debtor in possession, certain Ocala assets retained by the Company may not be fully recoverable.